Exhibit 99.1

BROOKFIELD COMPLETES TRANSITION OF

NON-TRADED REIT FROM OAKTREE

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“Brookfield REIT” to be Distributed Through Brookfield Oaktree Wealth Solutions

BROOKFIELD NEWS, November 3, 2021 – Brookfield Asset Management Inc. (NYSE: BAM; TSX: BAM.A) (“Brookfield”) and Oaktree Capital Management, L.P. (“Oaktree”) today announced the completion of the previously announced transition of the advisory role of Oaktree Real Estate Income Trust, Inc. (“Oaktree REIT”) to Brookfield and have renamed the non-traded REIT “Brookfield Real Estate Income Trust Inc.” (“Brookfield REIT” or “the REIT”).

Brookfield REIT will be distributed by Brookfield Oaktree Wealth Solutions, a wealth management platform established to offer institutional-caliber alternative investment products to qualified individual investors globally. Pursuant to the new advisory agreement between Brookfield REIT and a subsidiary of Brookfield, individual investors will have exposure to the same investment teams and operating standards that Brookfield applies across its more than $200 billion of real estate assets under management.

“We are extremely pleased to formally launch the new Brookfield REIT, combining Brookfield’s vast global real estate business with Oaktree’s leading credit capabilities,” said Zach Vaughan, Managing Partner at Brookfield and CEO of Brookfield REIT.    “With three newly contributed investment properties from Brookfield, the total asset value of the REIT has more than doubled to approximately $1 billion.”

Brookfield REIT’s investment strategy will remain largely the same going forward but will include exposure to certain non-U.S. markets where Brookfield has existing investment portfolios and operating capabilities. Oaktree will continue to maintain an active role by managing certain of Brookfield REIT’s assets and its liquid securities portfolio pursuant to sub-advisory agreements. Manish Desai, Oaktree REIT’s former President, has joined Brookfield and will serve as President and COO of Brookfield REIT. Dana Petitto – Managing Director of Finance in Brookfield’s Real Estate Group and 16-year veteran of the organization – will serve as CFO of Brookfield REIT.

During the third quarter, the REIT completed the acquisition of 1110 Key Federal Hill, a multifamily property in Baltimore, Maryland, for approximately $75 million. Brookfield REIT is pursuing additional near-term acquisitions across multiple property sectors, including multifamily, logistics and others in which Brookfield has existing investment portfolios and operating capabilities.

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Brookfield REIT

Brookfield Real Estate Income Trust Inc. (Brookfield REIT) is a public, non-traded, perpetual-life real estate investment trust that seeks to invest in a diversified, global portfolio of high-quality real estate and debt investments that provide stable, recurring income and capital appreciation to individual investors. Brookfield REIT is externally managed by a subsidiary of leading global alternative asset manager Brookfield Asset Management Inc. (NYSE: BAM; TSX: BAM.A), one of the world’s largest investors in real estate with approximately $219 billion of assets under management.

For more information, please visit Brookfield REIT’s website at www.brookfieldREIT.com.

Brookfield Asset Management

Brookfield is a leading global alternative asset manager with approximately US$650 billion of assets under management across real estate, infrastructure, renewable power, private equity and credit. Brookfield owns and operates long-life assets and businesses, many of which form the backbone of the global economy. Utilizing its global reach, access to large-scale capital and operational expertise, Brookfield offers a range of alternative investment products to investors around the world — including public and private pension plans, endowments and foundations, sovereign wealth funds, financial institutions, insurance companies and private wealth investors.

For more information, please visit our website at www.brookfield.com.

MEDIA CONTACT

Kerrie McHugh

Tel: (212) 618-3469

Email: kerrie.mchugh@brookfield.com

FINANCIAL ADVISOR CONTACT

Brookfield Oaktree Wealth Solutions

Tel: (855) 777-8001

Email: info@brookfieldoaktree.com

Forward-Looking Statements:

This communication includes certain statements that are intended to be deemed “forward- looking statements” within the meaning of, and to be covered by the safe harbor provisions contained in, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “seek,” “estimate,” “believe,” “intend,” “project,” “continue,” or other similar words or terms and include, without limitation, statements describing the pending transition described in this communication and the expected timing thereof. These statements are based on certain assumptions and analyses made in light of management’s experience and its perception of historical trends, current conditions, expected future developments and other factors management believes are appropriate. Such statements are subject to a number of assumptions and involve known and unknown risks, uncertainties and other factors that may cause the REIT’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by these forward-looking statements. Such factors may include, but are not limited to, the occurrence of any event, change or other circumstances that could cause the expected benefits of the adviser transition not to be realized. In addition, these forward-looking statements reflect the REIT’s views as of the date on which such statements were made. Subsequent events and developments may cause the REIT’s views to change. The REIT undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.